Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 29, 2022, is by and among Digital Brands Group, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule I (individually, a “Investor” and collectively, the “Investors”).

RECITALS

A.                The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                 The Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series A Preferred Stock”), which Series A Preferred Stock shall be convertible into shares of Common Stock (as defined below) (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

C.                 Each Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate number of shares of Series A Preferred Stock (the “Shares”) set forth opposite such Investor’s name on Schedule I.

D.                At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.                 The Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0              Basic Terms of Purchase and Sale.

1.1              Purchase and Sale of Series A Preferred Stock.

(a)               Subject to the terms and conditions of this Agreement, each of the Investors agree to purchase from the Company, and the Company agrees to sell and issue to each of the Investors, at the Closing that number of Shares as is set forth opposite such Investor’s name on Schedule I at $1,000 per Share, with the aggregate amount to be paid by each Investor being as stated on Schedule I opposite such Investor’s name, in consideration for the cancellation of promissory notes issued by the Company to the Investors, in the principal amount set forth opposite such Investor’s name on Schedule I, pursuant to that certain Loan Agreement with bocm3-DSTLD-Senior Debt, LLC (the “Black Oak Capital”) dated March 10, 2017, and as amended on February 28, 2019 (together the “Loan Agreements”). To facilitate the issuance of shares in accordance with the provisions of this Agreement, the Company may round the number of Shares allocated to any Investor up to the nearest whole number. The Company’s agreements with each of the Investors are separate agreements, and the sale of the Shares to each of the Investors are separate sales.

Investors agree that in no event will Investors in the aggregate convert in any calendar month more than the greater of (i) $500,000 of Shares (measure by the number of shares of common stock underlying the Shares to be converted multiplied by the then conversion price per Share) or (ii) Shares which underlying shares of common stock comprises more than 10% of the aggregate trading volume of the Company’s common stock as reported by Nasdaq.

(b)               As soon as practicable after the date hereof, the Company shall deliver to each Investor purchasing Shares therein a certificate representing that number of the Shares set forth on Schedule I opposite the name of such Investor against delivery to the Company by the Investors of evidence of the cancellation of all amounts owing under the Loan Agreements.

2.0              Representations and Warranties.

2.1              Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

(a)               Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)               Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares, has been or shall be taken prior to the Closing, and this Agreement and the Registration Rights Agreement, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights. The Company has all requisite legal and corporate power to enter into this Agreement and the Registration Rights Agreement, to sell the Shares hereunder, and to carry out and perform its obligations hereunder and thereunder.

(c)               Valid Issuance of the Shares. The Shares to be purchased by the Investors hereunder (and the common stock issuable upon conversion of the Shares) will, upon issuance pursuant to the terms hereof (or upon conversion of the Shares), be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of the Investors in Section 3 of this Agreement, the Shares (and the common stock issuable upon conversion of the Shares), when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(d)               Governmental Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any federal or state governmental agency or authority required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing.

(e)               Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the Registration Rights Agreement, and the sale of the Shares pursuant to the terms hereof and thereof, will not result in any violation or be in conflict with or constitute a default under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

3.0              Representations and Warranties of the Investor.

Each Investor hereby severally represents and warrants to the Company as follows:

3.1              Authorization. When executed and delivered by such Investor, this Agreement will constitute the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

3.2              Purchase Entirely for Own Account. Such Investor is acquiring the Shares hereunder for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the 1933 Act.

3.3              Disclosure of Information. Such Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase Shares hereunder. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

3.4              Experience. Such Investor is experienced in evaluating and investing in companies such as the Company. Such Investor understands that the investment to be made in connection with the acquisition of Shares hereunder is speculative and involves significant risk. Such Investor has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price. Such Investor is an “accredited investor” as that term is defined within Regulation D promulgated under the 1933 Act.

3.5              Restricted Securities. Such Investor understands that the Shares being purchased hereunder (and the common stock issuable upon conversion thereof) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

3.6              Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares being purchased hereunder (or of the common stock issuable upon conversion of the Shares) except in compliance with applicable state securities laws and unless:

(a)               there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)               such disposition involves: (i) a transfer not involving a change in beneficial ownership; (ii) a transfer in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (iii) transfers by any holder who is an individual to a trust for the benefit of such holder or his family; or (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any holder or spouse of a holder; or

(c)               such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act and will be in compliance with applicable state securities laws.

3.7 Legends. Each Investor understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

3.8 Cancellation of Loan Agreements. Upon execution of this Agreement, the Investors acknowledge and agree that (i) all amounts due and owing by the Company further to the Loan Agreement are satisfied in full and (ii) the Company has no further obligation or liability further to the Loan Agreements.

3.9 Distribution of Shares. Investors agree that in no event will one individual Investor at any time be issued in excess of 19.99% of the issued and outstanding Common Stock of the Company as of the date hereof and that they will take any and all actions, including, without limitation, a distribution to their members of Shares, to ensure that stockholder approval will be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents.

4.0              Miscellaneous Provisions.

4.1              Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

4.2              Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

4.3              Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

4.4              Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and shall be delivered by personal service or overnight courier, by telex or facsimile transfer, or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed: (a) if to the Company, at its address set forth on the signature page hereof; or (b) if to an Investor, at Investor’s address as set forth on the signature page below. Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the fourth (4th) business day after the date of mailing, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

4.5              Captions. Captions are provided herein for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties.

4.6              Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

4.7              Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys’ fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

4.8              Counterparts. This Agreement may be executed in separate counterparts or by facsimile, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

4.9              Waiver. No waiver shall be effective unless in a writing signed by the person charged with making such waiver. Any waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless it so provides by its terms.

4.10          Entire Agreement. This Agreement (together with its Exhibits and the other documents referred to herein, and except as otherwise disclosed in such Exhibits and documents) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies their entire agreement and understanding with regard to its subject matter and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede, merge and void any and all prior correspondence, conversations, negotiations, agreements or understandings relating to such subject matter.

4.11          Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules or provisions.

4.12          Binding on Heirs, Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

4.13          Survival. The respective representations and warranties given by the Company and the Investors, as contained herein and in any certificates to be delivered at any Closing, shall survive such Closing Date without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereto or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Agreement given as of the date of such certificate or instrument.

4.14          Finder’s Fees. Each party represents that it is not and will not be obligated for any finder’s fee or commission in connection with this transaction. Each Investor hereby agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its agents or representatives is responsible; and the Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, agents or representatives is responsible.

4.15          Amendment. This Agreement shall be amended only upon the written consent of the Company and the Investors (or their permitted assignees to whom Investors have expressly assigned their rights under this Agreement) holding at least a majority of the Shares (including, for such purpose, any shares of Series A Preferred Stock and/or Common Stock issued upon conversion thereof) sold pursuant to this Agreement and then held by such persons. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (a) extend the time for the performance of any of the obligations of another party; (b) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (c) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.

4.16          Confidentiality. Each Investor (other than members of the Board of Directors of the Company) shall hold in confidence and not disclose to any third party any nonpublic information concerning the Company obtained either in the course of the negotiation and delivery of this Agreement and the agreements referred to herein or after the date hereof; provided, however, that the Investors may make disclosure thereof to their respective professional advisors, as is required by any governmental authority or representative thereof, or pursuant to legal process or in exercising their remedies hereunder, and shall require, to the extent permitted by applicable law, any such third party to whom disclosure is made to agree to comply with this Section 6.16.

4.17          Expenses. Each of the Company and the Investors shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

DIGITAL BRANDS GROUP, INC.

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	Chief Executive Officer
	Address:	1400 Lavaca Street, Austin, TX 78701

INVESTORS:	Bocm4-DSTLD-Senior Debt, LLC

/s/ Kurt Hanson
Kurt Hanson

	Address:	111 S Main Street, Suite 2025
Salt Lake City, UT 84111

[Signature Page to Securities Purchase Agreement]

Schedule I

Investors	Shares	Purchase Price
Bocm4-DSTLD-Senior Debt, LLC	6,300	$1,000 per share